Exhibit 32.2

Certification of the Chief Financial Officer Pursuant to 18 U.S.C. Section 1350 As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report of STATSURE DIAGNOSTIC SYSTEMS, INC. (the "Company") on Form 10-KSB/A for the year ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Leo Ehrlich, the Chief Financial Officer of the Company, hereby certifies, pursuant to Exchange Act Rule 13a-14(b) or 15d-14(b) and 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Leo Ehrlich

LEO EHRLICH
Chief Financial Officer
Date: March 6, 2007